UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

(Exact name of registrant as specified in its charter)

Delaware

Delaware

(State or other jurisdiction of incorporation)

001-09117

333-152102-10

(Commission File Number)

36-3425828

36-1717960

(I.R.S. Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

227 West Monroe, 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective December 17, 2014, Ryerson Inc., a Delaware corporation (“Ryerson”) and a wholly-owned subsidiary of Ryerson Holding Corporation (“Holding”), and Joseph T. Ryerson & Son, Inc., a Delaware corporation (“JTR”) and a wholly-owned subsidiary of Ryerson, consummated a merger pursuant to an Agreement of Merger (the “Merger Agreement”), providing for the merger of Ryerson with and into JTR (the “Merger”), with JTR continuing as the surviving corporation following the Merger and as a wholly-owned subsidiary of Holding. In accordance with the Merger Agreement, at the effective time of the Merger, each outstanding share of Ryerson’s common stock immediately prior to the Merger was cancelled and extinguished, and Holding was issued, on a pro rata basis, shares of JTR. As a result of the Merger, JTR received all rights, title, interests and property of Ryerson and assumed all debts, obligations, and liabilities of Ryerson, including all obligations and liabilities of Ryerson with respect to its 9% Senior Secured Notes due 2017 and 11 1⁄4% Senior Notes due 2018 (each of which JTR is a co-issuer thereof).

The foregoing description of the Merger in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

2.1	Agreement of Merger, dated December 15, 2014, by and between Ryerson Inc. and Joseph T. Ryerson & Son, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014

RYERSON INC.*

By:	/s/ Erich Schnaufer
Name:	Erich Schnaufer
Title:	Vice President

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Erich Schnaufer
Name:	Erich Schnaufer
Title:	Vice President

*	By Joseph T. Ryerson & Son, Inc., as successor by merger to Ryerson Inc.

Exhibit Index

Exhibit #	Description

2.1	Agreement of Merger, dated December 15, 2014, by and between Ryerson Inc. and Joseph T. Ryerson & Son, Inc.